=============================================

                                 MARIMBA, INC.

                 =============================================



                                                               GUNDERSON DETTMER
                                                                ATTORNEYS AT LAW

                           Voluntary Option Exchange
                                 Meeting Agenda
================================================================================
     1.  Purpose

     2.  Eligibility

     3.  Short Summary

     4.  Terms of New Options

     5.  Change-In-Control

     6.  U.S. Federal Tax Consequence

     7.  Election Process and Withdrawals

     8.  Leaving Employment

     9.  Personal Decision to Participate

** This presentation is only intended to be a summary of the Schedule TO originally filed with the Securities and Exchange Commission April 27, 2001, and its exhibits (collectively, the "Offer"), including but not limited to the Offer to Exchange, dated April 27, 2001, and the form of Letter of Transmittal, and including any amendments to the Offer. Some rules are described in abbreviated form and others are not mentioned at all. If there is any ambiguity in this presentation or if there is any conflict between this presentation and the Offer, then the Offer will govern.

What Is the Purpose of this Option
Exchange?

================================================================================

* To provide employees with the opportunity to exchange outstanding underwater options with an exercise price of at least $7.50 per share for new options with a new exercise price that over time may have a greater potential to increase in value

Who Is Eligible for the Option
Exchange?
================================================================================

* Any employee with an outstanding option having an exercise price of at least $7.50 per share is eligible

*   Executive officers and members of the board of directors are not eligible

Short Summary
================================================================================

* You can voluntarily elect to exchange your outstanding Marimba stock options with an exercise price of at least $7.50 per share ("Old Options") for new Marimba options ("New Options") with a new exercise price

* You have until July 23, 2001 to elect to exchange your outstanding Old Options for New Options

* After 5:00 p.m., Pacific Time, on July 23, 2001, the Old Options that you elect to exchange will be canceled

* For accounting reasons, the New Options will be granted at the first compensation committee meeting held at least 6 months and 1 day after July 23, 2001 ("New Option Grant Date")

* The New Options will have substantially the same terms and conditions as your Old Options, except for:

        1. Number of shares subject to the New Options

        2. Exercise price

        3. Black-out period

* If you elect to exchange any Old Options granted before January 23, 2001, you must also exchange any options granted on or after January 23, 2001 even if these options have an exercise price less than $7.50 per share

Which Options Can Be Exchanged?
================================================================================

*   Outstanding Old Options with an exercise price of at least $7.50 per share

* Old Options must have been granted under: (1) 1996 Stock Plan; (2) 1999 Omnibus Equity Incentive Plan; or (3) 2000 Supplemental Stock Plan

*   You can choose to exchange one or more Old Options

* If you choose to exchange an Old Option, you must exchange the entire Old Option; you are not allowed to exchange a portion of an outstanding option

* If you already partially exercised an Old Option, you can elect to exchange the portion of the Old Option that is still outstanding

* Due to accounting reasons, if you choose to exchange an Old Option granted before January 23, 2001, you are required to exchange all options granted on or after January 23, 2001, regardless of the exercise price

What Are the Features of the New
Options?
================================================================================

* The New Options will have substantially the same terms and conditions as the Old Options except for:

         1. Number of shares subject to the New Options

         2. Exercise price

         3. Black-out period

* Each New Option will have the same vesting schedule and vesting commencement date as the exchanged Old Option

How Many Shares Will be Subject to
Each New Option?
================================================================================

* The number of shares subject to each New Option will depend on the exercise price of the exchanged Old Option

* From the exercise prices for the Old Options, exchange ratios were derived as follows:

  Old Option                    Outstanding Old Option
Exercise Price                       Shares to be             New Option Shares
  Per Share                           Exchanged                 to be Received
--------------                 ----------------------         ------------------

$7.50-$19.99                            1.0                          1.0
$20.00-$34.99                           1.5                          1.0
$35.00 or more                          2.0                          1.0
Less than $7.50*                        1.0                          1.0


* Old Option with this exercise price can be exchanged only if it was granted on or after January 23, 2001 and you elected to exchange an Old Option granted before January 23, 2001

What is the Exercise Price of the
New Options?
================================================================================

* The New Options will have an exercise price per share equal to our closing price per share on the Nasdaq National Market, as reported in the Wall Street Journal, on the New Option Grant Date

Can I Have an Example of the
Option Exchange?
================================================================================

Assumptions:

*   Your Hire Date: July 26, 2000

*   Your Outstanding Old Option: 1,500 shares

*   Your Outstanding Old Option Exercise Price: $20.00 per share

* Your Original Vesting Schedule: 375 shares vest July 26, 2001, then 31.25 shares vest monthly thereafter

* Hypothetical Stock Price on New Option Grant Date: On or about January 24, 2002: $10 per share

* Exchange ratio in option exchange: 1.5 outstanding Old Option shares for 1.0 New Option share

Example continued:
================================================================================

*   You elect to exchange this outstanding Old Option for a New Option

* On the New Option Grant Date (on or after January 24, 2002), you will be granted a New Option with the following terms.

       New Option:  1,000 shares
           (1,500/1.5 = 1,000)

       New Option Exercise Price:
           $10.00 per share

       New Option Vesting Schedule:
           250 shares vested July 26, 2001 and 20.83 shares vest on a monthly basis thereafter

Example continued:
================================================================================

  Features                 Old Option                    New Option
---------------          -----------------             ------------------
No. of Shares                 1,500                         1,000

Exercise Price           $20.00/share                   $10.00/share

Vesting                  375 shares vest               250 shares vest
Schedule                 7/26/01 and 31.25             7/26/01 and 20.83
                         shares vest                   shares vest
                         monthly                       monthly
                         thereafter                    thereafter

What is the Black-Out Period?
================================================================================

* The Black-Out Period is the 3-week period following the New Option Grant Date when you will not be able to exercise New Options

* The Black-Out Period gives us time to handle administrative matters related to the New Options

What type of Option Is My New
Option?
================================================================================

*   The New Options are nonstatutory options

What Happens if Marimba is Subject to a
Change-In-Control before the New
Options Are Granted?
================================================================================

* Marimba will most likely require the surviving corporation to grant the New Options

* If a change-in-control of Marimba occurred and the surviving corporation inherits our obligation to grant the New Options, the New Options would:

         (1) Cover shares of the surviving corporation

         (2) Cover the number of shares you would have received in the option exchange multiplied by the exchange ratio used in the merger

         (3) Have an exercise price equal to the market price of the surviving corporation's stock on the grant date

Is there any U.S. Tax Consequence
from participating in this Option
Exchange?
================================================================================

* You are not required to recognize income for federal income tax purposes at the time of the option exchange

*   The grant of New Options is not recognized as taxable income

* You recognize ordinary income in the year in which the New Option is exercised

* The ordinary income amount = Fair Market Value of Purchased Shares on Exercise Date - Exercise Price paid for the Purchased Shares

** You should consult with your own tax advisor regarding the tax consequences of electing to exchange options

How do I Elect to Exchange Old
Options?
================================================================================

*   You must complete and sign the Letter of Transmittal

* You are responsible for making sure that the Letter of Transmittal is received by Marimba Stock Administration by 5:00 p.m., Pacific Time, on July 23, 2001

*   Marimba Stock Administration:

              Julie Phan
       Fax:   650-930-5605
       Mail:  440 Clyde Avenue
              Mountain View, CA  94043

* If you do not return the Letter of Transmittal to Marimba Stock Administration by the deadline, then you will not participate in the option exchange and your outstanding Marimba options will remain intact at their original exercise price and original terms

Can I Withdraw My Election to
Exchange?
================================================================================

* You may withdraw your election to exchange at any time before 5:00 p.m., Pacific Time, on July 23, 2001

* To withdraw your election to exchange, you must deliver a written notice of withdrawal to Marimba Stock Administration (by fax or mail)

* Once you have withdrawn your election to exchange, you may re-elect to exchange outstanding Old Options by again following the delivery procedures described in the previous slide

What if I leave Marimba?
================================================================================

* If you leave Marimba or one of our subsidiaries voluntarily, involuntarily or for any other reason, before this offer to exchange expires at 5:00 p.m., Pacific Time, on July 23, 2001 ("Exchange Date"), your election to exchange will be automatically revoked

* If you leave Marimba or one of our subsidiaries voluntarily, involuntarily or for any other reason, between the Exchange Date and the New Option Grant Date, you will not have any right to any Old Options you elected to exchange and you will not receive any New Options

* You also will not receive any other consideration for the Old Options you elected to exchange if you are not an employee from the Exchange Date to the New Option Grant Date

How should I Decide Whether or
Not to Participate in the Option
Exchange?
================================================================================

*   This is a personal decision.

* The program does have considerable risk, and there are no guarantees of our future stock performance.

* Marimba and our board of directors have not made any recommendation as to whether you should participate in this option exchange.